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EXHIBIT 99.2

AGREEMENT OF JOINT FILING

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Syms Corp., a New Jersey corporation (the “Company”);

WHEREAS, (i) Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Investments, L.P., Barington Companies Advisors, LLC, Benchmark Opportunitas Fund plc, Barington Offshore Advisors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, RJG Capital Partners, L.P., RJG Capital Management, LLC and Ronald J. Gross (together, the “Barington Parties”) and (ii) Esopus Creek Value L.P., Esopus Creek Advisors LLC, Andrew L. Sole and Joseph S. Criscione (together, the “Esopus Parties”), wish to form a group for the purpose as further described in Item 4 of the Schedule 13D/A to which this Agreement of Joint Filing (the “Agreement”) is attached.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing of statements on Schedule 13D on behalf of each of them, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this agreement is in effect, each of the undersigned shall provide written notice to Brandon Frank at Barington Capital Group, L.P. of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3. The Barington Parties and the Esopus Parties shall each pay 50% of all expenses incurred in connection with the Group’s activities.

4. Each of the undersigned agrees that any filing with the Securities and Exchange Commission, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be first approved by Barington Capital Group, L.P., or its representatives, which approval shall not be unreasonably withheld.

5. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems

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appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

7. In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

8. Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties.

9. Each party acknowledges that Kramer Levin Naftalis & Frankel LLP shall act as counsel for both the Group and the Barington Parties relating to their investment in the Company.

10. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to an amendment to a Schedule 13D pursuant to Rule 13d-1(k) under the Exchange Act.

11. This Agreement supersedes and replaces the Agreement of Joint Filing dated May 18, 2007.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 2nd of January 2008.

BARINGTON COMPANIES EQUITY
PARTNERS, L.P.
By: Barington Companies Investors, LLC, its general partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON INVESTMENTS, L.P.
By: Barington Companies Advisors, LLC, its general partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES ADVISORS, LLC.

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BENCHMARK OPPORTUNITAS FUND PLC
By: Barington Offshore Advisors, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

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BARINGTON OFFSHORE ADVISORS, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES OFFSHORE FUND, LTD.

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President

BARINGTON OFFSHORE ADVISORS II, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.
By: LNA Capital Corp., its general partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

LNA CAPITAL CORP.

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

/s/ James A. Mitarotonda
James A. Mitarotonda

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RJG CAPITAL PARTNERS, L.P.
By: RJG Capital Management, LLC, its general partner

By: /s/ Ronald J. Gross
Name: Ronald J. Gross
Title: Managing Member

RJG CAPITAL MANAGEMENT, LLC

By: /s/ Ronald J. Gross
Name: Ronald J. Gross
Title: Managing Member

/s/ Ronald J. Gross
Ronald J. Gross

ESOPUS CREEK VALUE L.P.
By: Esopus Creek Advisors LLC, its general partner

By: /s/ Andrew L. Sole
Name: Andrew L. Sole
Title: Managing Member

ESOPUS CREEK ADVISORS LLC

By: /s/ Andrew L. Sole
Name: Andrew L. Sole
Title: Managing Member

/s/ Andrew L. Sole
Andrew L. Sole

/s/ Joseph S. Criscione
Joseph S. Criscione